                                                                     EXHIBIT 4.4

                        AMERICA WEST HOLDINGS CORPORATION

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION

                          As Exchange Agent and Trustee

                            Senior Exchangeable Notes
                                    due 2023

                        GUARANTEE AND EXCHANGE AGREEMENT

                            Dated as of July 30, 2003

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                  GUARANTEE AND EXCHANGE AGREEMENT dated as of July 30, 2003 between AMERICA WEST HOLDINGS CORPORATION, a Delaware corporation (the "Parent") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as the Trustee (the "Trustee") under that certain Indenture, dated as of even date herewith (as amended or supplemented from time to time in accordance with the terms thereof, including the provisions of the Trust Indenture Act of 1939, as amended, that are deemed to be a part thereof, the "Indenture"), among AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company") and the Trustee and as the Exchange Agent (the "Exchange Agent") hereunder and under the Indenture.

                             RECITALS OF THE PARENT

                  WHEREAS, the Company has duly authorized the creation of an issue of Senior Exchangeable Notes due 2023 (the "Securities") having the terms, tenor, amount and other provisions set forth in the Indenture, and, to provide therefor, the Company has duly authorized the execution and delivery of the Indenture.

                  WHEREAS, the Company is a wholly owned subsidiary of the Parent and the Parent will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture.

                  WHEREAS, the Parent is entering into this Agreement as contemplated by the Indenture.

              NOW, THEREFORE, THIS GUARANTY AND EXCHANGE AGREEMENT
                                  WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01 Definitions. Except as otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings set forth therefor in the Indenture.

                  "Agreement" means this Agreement, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

                  "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shortest of

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                                      -2-

                  (1) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

                  (2) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

                  (3) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Sections 7.06(c), 7.07 or 7.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

                  "Board of Directors" means either the board of directors of the Parent or any duly authorized committee of such board.

                  "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

                  "Common Stock" shall mean the shares of Class B Common Stock, $0.01 par value, of the Parent as it exists on the date of hereof or any other shares of Capital Stock of the Parent into which the Common Stock shall be reclassified or changed. "Common Stock" payable in connection with the purchase of Securities upon a Change of Control in accordance with Section 3.02 shall be deemed to include common stock of any entity, including the parent company of any such entity, that the Parent consolidates or merges with or into, that is merged into the Parent, or to which the Parent sells or transfers all or substantially all of its assets.

                  "domestic Subsidiary" means any Subsidiary that was formed under the laws of the United States or any state or political subdivision thereof or the District of Columbia.

                  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

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                                      -3-

                  "Guarantee" means any guarantee of the Securities by the Parent or any Subsidiary (other than the Company or its Subsidiaries) in accordance with the provisions of Article 8.

                  "Guaranteed Obligations" means the principal of and cash interest on the Securities to be paid in full when due, whether at Stated Maturity, by acceleration, redemption, or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with cash interest and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee under the Securities and the Indenture to be paid in full or performed, all in accordance with the terms of the Securities and the Indenture, including, without limitation, in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the payment or performance of any such Securities or other obligations when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise.

                  "Guarantors" means the Parent and each domestic Subsidiary (other than the Company and its subsidiaries) that issues a Guarantee pursuant to the provisions of Article 8.

                  "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Parent.

                  "Officer's Certificate" means a written certificate containing the information specified in Sections 9.04 and 9.05, signed in the name of the Parent by any Officer, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion containing the information specified in Sections 9.04 and 9.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Parent, the Company or the Trustee.

                  "Parent" means the party named as the "Parent" in the first paragraph of this Agreement until a successor replaces it pursuant to the applicable provisions of this Agreement and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  "Sale Price" of Capital Stock on any date means (a) the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on the New York Stock Exchange or such other United States securities exchange on which the Capital Stock is traded or, if the Capital Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated or (b) in the

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                                      -4-

absence of such quotation, such price as the Company shall determine on the basis of such quotations as the Company considers appropriate.

                  "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Parent, by one or more Subsidiaries of the Parent or by the Parent and one or more Subsidiaries of the Parent, (ii) a partnership in which the Parent or a Subsidiary of the Parent holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Parent, a Subsidiary of the Parent or the Parent and one or more Subsidiaries of the Parent, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

                  "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 7.07 or 7.08 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

                  "trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

                  "Trustee" means the party named as the "Trustee" in the first paragraph of this Agreement until a successor replaces it pursuant to the applicable provisions of this Agreement and the Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  SECTION 1.02 Other Definitions

                                                                     Defined in
             Term                                                      Section
"Exchange Agent"...................................................      2.01
"Exchange Date"....................................................      7.02
"Exchange Rate"....................................................      7.01
"Ex-Dividend Measurement Period"...................................      7.08
"Extraordinary Cash Dividend"......................................      7.08
"Market Price".....................................................      3.04
"Relevant Cash Dividends"..........................................      7.08
"Rights"...........................................................      7.19
"Rights Agreement".................................................      7.19

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                                      -5-

                  SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Agreement refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Agreement. All other TIA terms used in this Agreement that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

                  (1) a defined term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

                  (3) "or" is not exclusive;

                  (4) "including" means including, without limitation; and

                  (5) words in the singular include the plural, and words in the plural include the singular.

                  SECTION 1.05 Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Parent. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Parent, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution (or electronic delivery) thereof. When such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the

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                                      -6-

authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Securities shall be proved by the register maintained by the Registrar.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (e) If the Parent shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Parent may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Parent shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement within six months after the record date.

                                   ARTICLE 2

                           TRUSTEE AND EXCHANGE AGENT

                  SECTION 2.01 Exchange Agent. The Parent shall maintain an office or agency where Securities may be presented for exchange ("Exchange Agent"). The Parent may have one or more additional exchange agents. The term "Exchange Agent" includes any additional exchange agent, including any named pursuant to Section 4.04. The Parent shall enter into an appropriate agency agreement with any Exchange Agent (other than the Trustee). The agreement shall implement the provisions of this Agreement that relate to such agent. The Parent shall notify the Trustee of the name and address of any such agent. If the Parent fails to maintain a Exchange Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 2.04. The Parent or any Subsidiary or an Affiliate of either of them may act as Exchange Agent or co-registrar. The Parent initially appoints the Trustee as Exchange Agent in connection with the Securities.

                  SECTION 2.02 Rights, Duties, Etc. of the Trustee. The Trustee shall have such rights and duties under this Agreement as set forth in Sections 7.01, 7.02 and 7.03 of the

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                                      -7-

Indenture, which sections of the Indenture are hereby incorporated in into this Agreement in their entirety.

                  SECTION 2.03 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of the Indenture, this Agreement or the Securities, it shall not be accountable for any Guarantor's or the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture, this Agreement or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                  SECTION 2.04 Compensation and Indemnity. The Parent agrees:

                  (a) to pay to the Trustee from time to time such reasonable compensation as the Parent and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee or any predecessor, Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Parent or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  To secure the Parent's payment obligations in this Section 2.05, the Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change of Control Purchase Price, or cash interest, if any, as the case may be, on particular Securities.

                  The Parent's payment obligations pursuant to this Section 2.05 shall survive the termination of this Agreement and discharge of the Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) of the Indenture, the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

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                                      -8-

                  SECTION 2.05 Replacement of Trustee. The Trustee may resign or be removed and replaced in accordance with Section 7.08 of the Indenture.

                  SECTION 2.06 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  SECTION 2.07 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

                                   ARTICLE 3

              THE PARENT'S RIGHTS UPON REDEMPTION OF THE SECURITIES

                  SECTION 3.01 Exchange Arrangement on Call for Redemption. In connection with any redemption of Securities, the Parent may arrange for the purchase and exchange of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 11:30 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of, and any accrued and unpaid interest with respect to, such Securities. If such an agreement is entered into, any Securities not duly surrendered for exchange by the Holders thereof may, at the option of the Parent, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 7 hereof) surrendered by such purchasers for exchange, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and exchange in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Parent and such purchasers for the purchase and exchange of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Agreement or the Indenture, and the Parent agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and exchange of any Securities between the Parent and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

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                                      -9-

                  SECTION 3.02 Election to Deliver Common Stock Upon Purchase of Securities at Option of the Holder.

                  (a) Subject to compliance with Section 3.04, the Parent may, at its option, elect to deliver Common Stock in exchange for Securities in full or partial satisfaction of the Company's obligation to pay the Purchase Price of the Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) of the Indenture has been given and not withdrawn. If the Parent elects to so deliver Common Stock in exchange for Securities, it shall deliver a notice of its election thereof to the Trustee, the Company and the Paying Agent no later than three Business Days prior to the relevant Company Notice Date. The Parent shall designate in such notice, the percentages or amounts of the Purchase Price of Securities in respect of which it will deliver Common Stock; provided that the Parent will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). The Parent may not change its election with respect to the consideration (or the percentage of consideration to be paid in Common Stock) to be paid once the Parent has given its notice pursuant hereto to the Company, the Paying Agent and the Trustee except pursuant to Section 3.04 in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

                  (b) The Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) of the Indenture has been given, or a specified percentage thereof, may be paid by the Parent by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) an amount equal to the portion of such Purchase Price being paid in Common Stock by (ii) the Market Price of a share of Common Stock, subject to Section 3.06.

                  SECTION 3.03 Purchase of Securities at Option of the Holder upon Change of Control.

                  Subject to compliance with Section 3.04, the Parent may, at its option, elect to deliver Common Stock in exchange for Securities in full or partial satisfaction of the Company's obligation to pay the Change of Control Purchase Price. If the Parent elects to so deliver Common Stock in exchange for Securities, it shall deliver notice of its election thereof (which notice shall include the percentage of the Change of Control Purchase Price to be satisfied by delivery of Common Stock) to the Trustee and the Company no later than 15 Business Days after the occurrence of a Change of Control.

                  The shares of Common Stock deliverable in payment of the Change of Control Purchase Price less any cash payments shall have a "fair market value" as of the Change of Control Purchase Date of not less than the Change of Control Purchase Price less any cash payments made by the Company. For purposes hereof, the "fair market value" of shares of Common Stock shall be determined by the Parent and shall be equal to 95% of the average of the Market Price determined as of the Change of Control Purchase Date;

                  SECTION 3.04 Conditions to Exercise of the Parent's Rights to Deliver Common Stock.

                  The Parent's right to exercise its election to purchase the Securities pursuant to Sections 3.02 or 3.03 through the issuance of shares of Common Stock shall be conditioned upon:

                  (i) the Parent having given timely notice of its election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                  (ii) the shares of Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the New York Stock Exchange or a national securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System;

                  (iii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

                  (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (v) the receipt by the Trustee of an Officer's Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Agreement and (B) the shares of Common Stock to be issued by the Parent in payment of the Purchase Price or the Change of Control Purchase Price, as the case may be, in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Agreement in payment of the Purchase Price or Change of Control Purchase Price, as the case may be, in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights under law or material contracts, and, in the case of such Officer's Certificate, stating that conditions (i), (ii), (iii) and (iv) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

                  Such Officer's Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities and the Sale Price of a share of Common Stock on each trading day during the period for which the Market Price is calculated. The Parent may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation.

                  The "Market Price" of the Common Stock means the average of the Sale Prices of the Common Stock for the five trading day period ending on, and including, the third Business Day (if the third Business Day prior to the applicable Purchase Date is a trading day or, if not, then on the last trading day) prior to the applicable Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date, of any event described in Section 7.06, 7.07 or 7.08; subject, however, to the conditions set forth in Sections 7.09 and 7.10.

                  SECTION 3.05 Covenants of the Parent. All shares of Common Stock delivered in exchange for the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Parent.

                  SECTION 3.06 Fractional Shares. The Parent will not issue a fractional share of Common Stock in payment of the Purchase Price or the Change of Control Purchase Price. Instead the Parent will pay, or cause to be paid, cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

                  SECTION 3.07 Effect of Delivery of Common Stock. Upon a payment by Common Stock pursuant to the terms hereof, that portion of accrued Original Issue Discount or cash interest attributable to the period from the Issue Date to the Purchase Date or Change of Control Purchase Date with respect to the purchased Security shall not be cancelled, extinguished or forfeited but rather shall be deemed acquired by the Parent from the Holder through the delivery of the Common Stock in exchange for the Security being purchased pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payments in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the accrued Original Issue Discount or cash interest through the Purchase Date or Change of Control Purchase Date, and the balance, if any, of the fair market value of such shares of Common Stock shall be treated as issued in exchange for the Issue Price of the Security being purchased pursuant to the provisions hereof.

                  SECTION 3.08 Taxes. If a Holder of a Security receives Common Stock in exchange for Securities, the Parent shall pay, or cause to be paid, any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Exchange Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Exchange Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 3.09 Deposit of Purchase Price or Change of Control Purchase Price. Prior to 10:00 a.m., New York City time, on the Purchase Date or the Change of Control Purchase Date, as the case may be, the Parent shall deposit with the Trustee or with the Exchange Agent the number of shares of Common Stock required to be delivered pursuant to the Parent's election under Sections 3.02 or 3.03, as the case may be.

                  SECTION 3.10 Return to the Parent. The Trustee and the Exchange Agent shall promptly return to the Parent any shares of Common Stock that remain unclaimed as provided in paragraph 14 of the Securities, together with dividends, if any, thereon (subject to the provisions of Section 7.01(f) of the Indenture), held by them for the payment of the Purchase Price or Change of Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate number of shares of Common Stock deposited by the Parent pursuant to Section 3.09 exceeds those necessary to pay the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of the Securities or portions thereof which the Parent or the Company is obligated to purchase as of the Purchase Date or Change of Control Purchase Date, as the case may be, whether as a result of withdrawal or otherwise, then promptly after the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Parent together with dividends, if any, thereon (subject to the provisions of Section 7.01(f) of the Indenture).

                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.01 Deposit of Securities. Any shares of Common Stock to be given to the Exchange Agent shall be deposited with the Exchange Agent by 10:00 a.m., New York City time, no later than the Business Day following the payment date in accordance with Section 3.09 or the seventh Business Day following the Exchange Date in accordance with Section 7.02.

                  SECTION 4.02 SEC and Other Reports. The Parent shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Parent is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Parent also shall comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

                  SECTION 4.03 Delivery of Certain Information. At any time when the Parent is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities or shares of Common Stock which are restricted securities issued upon exchange thereof, the Parent will promptly furnish or cause to be furnished Rule 144A Information to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon exchange of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.

                  SECTION 4.04 Maintenance of Office or Agency. The Parent will maintain an office or agency of the Trustee and Exchange Agent where Securities may be surrendered for registration of purchase or exchange and where notices and demands to or upon the Parent in respect of the Securities and this Agreement may be served. The office of the Trustee, located at 180 East Fifth Street, St. Paul, Minnesota 55101 (Attention: Corporate Trust Services), shall initially be such office or agency for all of the aforesaid purposes. The Parent shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Parent shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 9.02. Effective August 11, 2003, the office of the Trustee will be 60 Livingston Avenue, St. Paul, Minnesota.

                  The Parent may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Parent of its obligation to maintain an office or agency for such purposes.

                  SECTION 4.05 Limitation on Guarantees of Indebtedness by Subsidiaries. The Parent will not permit any Subsidiary (other than the Company or its Subsidiaries) to guarantee the payment of any Debt of the Parent or the Company unless such Subsidiary simultaneously executes and delivers a supplement to this Agreement providing for a Guarantee of the Securities by such Subsidiary to the extent required in Article 8 hereof.

                  SECTION 4.06 Further Instruments and Acts. Upon the request of the Trustee, the Parent will execute and deliver such further instruments and do such other acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

                                   ARTICLE 5

                             SUCCESSOR CORPORATION

                  SECTION 5.01 When Parent May Merge or Transfer Assets. The Parent shall not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, nor will the Parent permit any Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Parent and its Subsidiaries on a consolidated basis to any other person or persons, unless:

                  (a) either (1) the Parent shall be the surviving corporation or (2) the person (if other than the Parent) formed by such consolidation or into which the Parent is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Parent substantially as an entirety (i) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and
(ii) shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee and the Exchange Agent, in form reasonably satisfactory to the Trustee and the Exchange Agent, all of the obligations of the Parent under this Agreement;

                  (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing under the Indenture; and

                  (c) the Parent shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if an agreement supplemental hereto is required in connection with such transaction, such supplemental agreement, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Parent or another Subsidiary), which, if such assets were owned by the Parent, would constitute all or substantially all of the properties and assets of the Parent, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Parent.

                  The successor person formed by such consolidation or into which the Parent is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Parent under this Agreement with the same effect as if such successor had been named as the Parent or the applicable Subsidiary herein; and thereafter, except in the case of a lease and any obligations the Parent may have under a supplemental agreement pursuant to
Section 7.14, the Parent shall be discharged from all obligations and covenants under this Agreement. Subject to Section 6.04, the Parent, the Exchange Agent, the Trustee and the successor person shall enter into a supplement to this Agreement to evidence the succession and substitution of such successor person and such discharge and release of the Parent.

                  A Guarantor (other than the Parent) shall not consolidate with or merge into any Person or convey, transfer or lease its properties and assets substantially as an entity to another Person unless either such Guarantor is the surviving Person or the surviving Person assumes the obligations of such Guarantor and the surviving Person is a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, except if all of the assets or all of the common stock of such Guarantor is sold to a non-affiliate of the Parent, in which case the Guarantee shall be released.

                                    ARTICLE 6

                                   AMENDMENTS

                  SECTION 6.01 Without Consent of Holders. The Parent and the Trustee may amend this Agreement without the consent of any Holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5 or Section 7.14;

                  (3) to secure the Parent's obligations hereunder;

                  (4) to add to the Parent's covenants for the benefit of the Holders or to surrender any right or power conferred upon the Parent;

                  (5) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of this Agreement under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act;

                  (6) to add or release Guarantors in accordance with the terms of this Agreement; or

                  (7) to make any change that does not adversely affect the rights of any Holders (it being understood that any amendment described in clause (1) above made solely to conform this Agreement to the final offering memorandum provided to investors in connection with the initial offering of the Securities will be deemed not to adversely affect the rights or interests of Holders).

                  SECTION 6.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, the Parent and the Trustee may amend this Agreement. However, without the consent of each Holder affected, an amendment to this Agreement may not:

                  (1) reduce the percentage in Principal Amount at maturity of Securities whose Holders must consent to an amendment;

                  (2) make any change in this Section 6.02, except to increase any percentage set forth therein;

                  (3) make any change that adversely affects the right of a Holder to exchange any Security;

                  (4) make any change that affects the number of shares of Common Stock deliverable pursuant to Article 3 hereof in a manner adverse to the Holders;

                  (5) impair the right to institute suit for the enforcement of any payment with respect to, or exchange of, the Securities; or

                  (6) release any Guarantor from any of its obligations under its Guarantee other than in accordance with the terms of this Agreement.

                  It shall not be necessary for the consent of the Holders under this Section 6.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 6.02 becomes effective, the Parent shall mail to each Holder a notice briefly describing the amendment.

                  Every amendment effected pursuant to this Section 6.02 shall comply with the TIA.

                  SECTION 6.03 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, consent, waiver or other action by the Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the amendment, consent, waiver or other action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date as of which the amendment, consent, waiver or action is made effective. After an amendment, consent, waiver or action becomes effective, it shall bind every Holder.

                  SECTION 6.04 Trustee to Sign Supplements to this Agreement. The Trustee shall sign any amendment authorized pursuant to this Article 6 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplement to this Agreement. In signing such supplement to this Agreement the Trustee shall receive, and (subject to the provisions of Section
7.01 of the Indenture) shall be fully protected in relying upon, in addition to the documents required by Section 9.04, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Agreement and the Indenture.

                  SECTION 6.05 Effect of Amendments. Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 6.06 Waiver by Majority of Holders. The Holders of a majority in Principal Amount at Maturity may, on behalf of all the Holders of all Securities waive compliance by the Parent with restrictive provisions of this Agreement, and waive any past default under this Agreement and its consequences, except a default in the delivery of Common Stock by the Parent pursuant to the terms hereof or in respect of any provision which under this Agreement cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

                                    ARTICLE 7

                                    EXCHANGE

                  SECTION 7.01 Exchange Privilege. A Holder of a Security may exchange such Security into Common Stock at any time during the periods and subject to the conditions stated in paragraph 8 of the Securities, subject to the provisions of this Article 7. The number of shares of Common Stock issuable upon exchange of a Security per $1,000 of Principal Amount at Maturity thereof (the "Exchange Rate") shall be determined in accordance with the provisions of paragraph 8 of the Securities.

                  A Holder may exchange a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Agreement that apply to exchange of all of a Security also apply to exchange of a portion of a Security.

                  SECTION 7.02 Exchange Procedure. To exchange a Security, a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the exchange date (the "Exchange Date"). As soon as practicable after the Exchange Date but in any event no later than the seventh Business Day following the Exchange Date, the Parent shall deliver to the Holder, through the Exchange Agent, a certificate for the number of full shares of Common Stock issuable upon the exchange and cash in lieu of any fractional share determined pursuant to Section 7.03. The Parent shall determine such full number of shares and the amounts of the required cash with respect to any fractional share, and shall set forth such information in an Officer's Certificate delivered to the Exchange Agent. The Exchange Agent shall have no duties under this paragraph unless and until it has received such certificate.

                  The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Exchange Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Parent shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such exchange as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such exchange shall be at the Exchange Rate in effect on the date that such Security shall have been surrendered for exchange, as if the stock transfer books of the Parent had not been closed. Upon exchange of a Security, such Person shall no longer be a Holder of such Security.

                  Holders may surrender a Security for exchange by means of a book-entry delivery in accordance with paragraph 8 of the Security and the regulations of the applicable book-entry facility.

                  No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 7. On exchange of a Security, that portion of accrued Original Issue Discount or cash interest attributable to the period from the Issue Date of the Security through the Exchange Date with respect to the exchanged Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be acquired by the Parent from the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being exchanged pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for the greater of Original Issue Discount or cash interest through the Exchange Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being exchanged pursuant to the provisions hereof. Notwithstanding the foregoing, accrued cash interest will be payable upon exchange of Securities made concurrently with or after acceleration of Securities following an Event of Default.

                  If a Holder exchanges more than one Security at the same time, the number of shares of Common Stock issuable upon the exchange shall be based on the total Principal Amount at Maturity of the Securities exchanged.

                  SECTION 7.03 Fractional Shares. The Parent will not issue a fractional share of Common Stock upon exchange of a Security. Instead, the Parent will deliver, or cause to be delivered, cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the per share Sale Price of the Common Stock, on the last Trading Day prior to the Exchange Date, by the fractional amount and rounding the product to the nearest whole cent.

                  SECTION 7.04 Taxes on Exchange. If a Holder exchanges a Security, the Parent shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the exchange. However, the Holder shall pay any such tax that is due because the Holder requests the shares to be issued in a name other than the Holder's name and any income tax which is imposed on the Holder as a result of the exchange. The Exchange Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Exchange Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Parent from any tax withholding or directing the withholding of any tax required by law or regulations.

                  SECTION 7.05 Parent to Provide Stock. The Parent shall, prior to issuance of any Securities under this Article 7, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the exchange of the Securities.

                  All shares of Common Stock delivered upon exchange of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Parent.

                  The Parent will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon exchange of the Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then principally listed or quoted.

                  SECTION 7.06 Adjustment for Change in Capital Stock. Except as set forth in Section 7.14, if, after the Issue Date of the Securities, the
Parent:

                  (a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (c) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock);

                  (d) combines its outstanding shares of Common Stock into a smaller number of shares; or

                  (e) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the exchange privilege and the Exchange Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter exchanged may receive the number of shares or other units of Capital Stock of the Parent which such Holder would have owned immediately following such action if such Holder had exchanged the Security immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  SECTION 7.07 Adjustment for Rights Issue. Except as set forth in Sections 7.14 and 7.19, if after the Issue Date, the Parent distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Exchange Rate shall be adjusted in accordance with the formula:

                           R' =       R (O + N)
                               -----------------------
                                 O + [(N x P)/M]

                  where:

                  R' = the adjusted Exchange Rate.

                  R = the current Exchange Rate.

                  O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 7.07 is being applied.

                  N = the number of additional shares of Common Stock offered pursuant to the distribution.

                  P = the offering price per share of the additional shares.

                  M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 7.06(c) applies or (ii) a distribution to which
Section 7.08(a) applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 7.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 7.07 applies, the fair market value (on the record date for the distribution to which this Section 7.07 applies) of:

                  (i) the Capital Stock of the Parent distributed in respect of each share of Common Stock in such Section 7.06(c) distribution and

                  (ii) assets of the Parent or debt securities or any rights, warrants or options to purchase securities of the Parent distributed in respect of each share of Common Stock in such Section 7.08(a) distribution.

                  The Board of Directors shall determine fair market values for the purposes of this Section 7.07.

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 7.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Exchange Rate shall promptly be readjusted to the Exchange Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

                  No adjustment shall be made under this Section 7.07 if the application of the formula stated above in this Section 7.07 would result in a value of R' that is equal to or less than the value of R.

                  SECTION 7.08 Adjustment for Other Distributions.

                  (a) Subject to Section 7.08(c), if, after the Issue Date of the Securities, the Parent distributes to all holders of its Common Stock any of its assets (excluding distributions of Capital Stock or equity interests referred to in Section 7.08(b)) or evidence of indebtedness or any rights, warrants or options to purchase securities of the Parent (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section
7.06 and distributions of rights, warrants or options referred to in Section
7.07 or Section 7.19 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Parent unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Exchange Rate shall be adjusted in accordance with the formula:

                           R'  =    R x M
                                    -----
                                    M - F

                  where:

                  R' = the adjusted Exchange Rate.

                  R = the current Exchange Rate.

                  M = the Average Sale Price, minus, in the case of a distribution to which Section 7.06(c) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this
Section 7.08(a) applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 7.08(a) applies, the fair market value (on the record date for the distribution to which this Section 7.08(a) applies) of any Capital Stock of the Parent distributed in respect of each share of Common Stock in such Section 7.06(c) distribution.

                  F = the fair market value (on the record date for the distribution to which this Section 7.08(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 7.08(a) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

                  The Board of Directors shall determine fair market values for the purposes of this Section 7.08(a).

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 7.08(a) applies.

                  For purposes of this Section 7.08(a), the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in item (i) below. For purposes of item (i) below, the "Ex-Dividend Measurement Period" with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Ex-Dividend Measurement Period.

                  (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis 5% of the Sale Price of the Common Stock on the last Trading Day preceding the date of declaration by the Board of Directors of the cash dividend or distribution with respect to which this provision is being applied, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 7.08(a), the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus
         (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Exchange Rate was previously made under this
         Section 7.08(a).

                  In making the determinations required by item (i) above, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 7.06.

                  (b) If, after the Issue Date of the Securities, the Parent pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Parent, the Exchange Rate shall be adjusted in accordance with the formula:

                               R' = R x (1 + F/M)

                  where:

                  R' = the adjusted Exchange Rate.

                  R = the current Exchange Rate.

                  M = the average of the Sale Prices of the Common Stock for the ten (10) trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date").

                  F = the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 7.08(b) applies. For purposes of this Section 7.08(b), such "fair market value" shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Sale Prices of those securities distributed for the ten (10) trading days commencing on and including the fifth trading day after the Ex-Dividend Date.

                  (c) In the event that, with respect to any distribution to which Section 7.08(a) would otherwise apply, the difference between "M-F" as defined in the formula set forth in Section 7.08(a) is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by Section 7.08(a) shall not be made and in lieu thereof the provisions of Section 7.14 shall apply to such distribution.

                  SECTION 7.09 When Adjustment May Be Deferred. No adjustment in the Exchange Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exchange Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment and all adjustments that are made and carried forward shall be taken in the aggregate in order to determine if the 1% threshold is met.

                  All calculations under this Article 7 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

                  SECTION 7.10 When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 7.06, 7.07, 7.08 or 7.14 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders may include participation upon exchange provided that an adjustment shall be made at such time as the Holders are no longer entitled to participate.

                  No adjustment need be made for rights to purchase Common Stock pursuant to a Parent plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  To the extent the Securities become exchangeable pursuant to this Article 7 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  No adjustment will be made pursuant to this Article 7 that would result, through the application of two or more provisions hereof, in the duplication of any adjustment.

                  SECTION 7.11 Notice of Adjustment. Whenever the Exchange Rate is adjusted, the Parent shall promptly mail to Holders a notice of the adjustment. The Parent shall file with the Trustee and the Exchange Agent such notice and a certificate from the Parent's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Upon receipt by it of such notice, and at the written request of the Parent, the Exchange Agent will promptly mail such notice to Holders at the Parent's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Exchange Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                  SECTION 7.12 Voluntary Increase. The Parent from time to time may increase the Exchange Rate by any amount for any period of time; provided that the Parent may not voluntarily increase the Exchange Rate if such increase shall result in the issuance, upon exchange of all Securities, of a number of shares of Common Stock in excess of the thresholds requiring stockholder approval under the rules of the New York Stock Exchange or such other United States securities exchange on which the Common Stock is traded, unless the Parent shall have, prior to such increase in the Exchange Rate, obtained any such required stockholder approval. Whenever the Exchange Rate is increased, the Parent shall mail, or shall direct the Exchange Agent in writing to mail, to Holders and file with the Trustee and the Exchange Agent a notice of the increase. The Parent shall mail the notice at least 15 days before the date the increased Exchange Rate takes effect. The notice shall state the increased Exchange Rate and the period it will be in effect.

                  A voluntary increase of the Exchange Rate does not change or adjust the Exchange Rate otherwise in effect for purposes of Section 7.06, 7.07 or 7.08.

                  SECTION 7.13 Notice of Certain Transactions. If:

                  (a) the Parent takes any action that would require an adjustment in the Exchange Rate pursuant to Section 7.06, 7.07 or 7.08 (unless no adjustment is to occur pursuant to Section 7.10); or

                  (b) the Parent or the Company takes any action that would require a supplement to this Agreement pursuant to Section 7.14; or

                  (c) there is a liquidation or dissolution of the Parent or the Company (other than a liquidation or dissolution of the Company into the Parent);

then the Parent shall mail to Holders and file with the Trustee and the Exchange Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Parent shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                  SECTION 7.14 Reorganization of Parent; Special Distributions. If the Parent is a party to a transaction subject to Article 5 (other than a sale of all or substantially all of the assets of the Parent in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, property or other assets of the Parent or any other Person) or a merger or binding share exchange that reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon exchange of Securities shall enter into a supplement to this Agreement. If the issuer of securities deliverable upon exchange of Securities is an Affiliate of the successor Parent, that issuer shall join in the supplement to this Agreement.

                  The supplement to this Agreement shall provide that the Holder of a Security may exchange it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had exchanged the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplement to this Agreement shall provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 7. The successor Parent shall mail to Holders a notice briefly describing the supplement to this Agreement.

                  If this Section applies, neither Section 7.06 nor 7.07 applies.

                  If the Parent makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Parent that would otherwise result in an adjustment in the Exchange Rate pursuant to the provisions of Section 7.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that exchanges such Security in accordance with the provisions of this Indenture shall upon such exchange be entitled to receive, in addition to the shares of Common Stock into which the Security is exchangeable, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had exchanged the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

                  SECTION 7.15 Parent Determination Final. Any determination that the Parent or the Board of Directors must make pursuant to Section 7.03, 7.06, 7.07, 7.08, 7.09, 7.10, 7.14 or 7.17 is conclusive.

                  SECTION 7.16 Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 7 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplement to this Agreement under Section 7.14 need be entered into or whether any provisions of any supplement to this Agreement are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exchange of Securities. The Trustee shall not be responsible for the Parent's failure to comply with this Article 7. Each Exchange Agent (other than the Parent or an Affiliate of the Parent) shall have the same protection under this Section 7.16 as the Trustee.

                  SECTION 7.17 Simultaneous Adjustments. In the event that this
Article 7 requires adjustments to the Exchange Rate under more than one of Sections 7.06, 7.07 or 7.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 7.06, second, the provisions of Section 7.08 and, third, the provisions of Section 7.07.

                  SECTION 7.18 Successive Adjustments. After an adjustment to the Exchange Rate under this Article 7, any subsequent event requiring an adjustment under this Article 7 shall cause an adjustment to the Exchange Rate as so adjusted.

                  SECTION 7.19 Rights Issued in Respect of Common Stock Issued upon Exchange. Each share of Common Stock issued upon exchange of Securities pursuant to this Article 7 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, that all shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Parent, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued by the Parent (including those that might be issued upon exchange of Securities) at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 7, there shall not be any adjustment to the exchange privilege or Exchange Rate or any other term or provision of the Securities as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

                  SECTION 7.20 The Company's Right to Elect to Pay Cash. Both the Parent and the Company, in accordance with Section 11.02 of the Indenture, may, in lieu of delivery of Common Stock by the Parent upon notice of exchange of any Securities, may elect to pay Holders surrendering Securities an amount in cash per Security equal to the Average Sale Price of Common Stock for the five consecutive trading days immediately following either (a) the date of notice of election to deliver cash as described below if the Company has not given notice of redemption, or (b) the Exchange Date, in the case of exchange following the notice of redemption specifying that the Company intends to deliver cash upon exchange, in either case multiplied by the Exchange Rate in effect on that date. The Parent will inform the Holders through the Trustee no later than two Business Days following the Exchange Date of its election to deliver shares of Common Stock or to pay cash in lieu of delivery of Common Stock, unless the Company has already informed Holders of its election in connection with its optional redemption of the Securities pursuant to Section 3.01 of the Indenture. If neither the Company nor the Parent elects to deliver all of such payment in cash, the Common Stock will be delivered by the Parent through the Exchange Agent no later than the fifth business day following the Exchange Date. If either the Company or the Parent elects to pay all of such payment in cash, the payment by the Parent, if any, will be made to Holders surrendering Securities no later than the tenth business day following the applicable Exchange Date. If an Event of Default (other than a default in a cash payment upon exchange of the Securities) has occurred and is continuing, the Parent may not pay cash upon exchange of any Security (other than cash for fractional shares).

                                    ARTICLE 8

                                   GUARANTEES

                  SECTION 8.01 Guarantees. The Guarantors jointly and severally, hereby absolutely, unconditionally and irrevocably guarantee the Securities and obligations of the Company under the Securities and the Indenture, and guarantee to each Holder of a Security authenticated and delivered by the Trustee in accordance with the terms of the Indenture, and to the Trustee on behalf of such Holder, the Guaranteed Obligations.

                  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, the Indenture or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                  Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien or encumbrance upon any property subject thereto or exhaust any right or take any other action against the Company or any other Person, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Security except by complete performance of the obligations contained in such Security, the Indenture, this Agreement and such Guarantee. Each Guarantor hereby acknowledges that its Guarantee is a guarantee of payment and not of collection.

                  The Guarantors hereby agree that, in the event of a default in payment of principal or cash interest on such Security, whether at its Stated Maturity, by acceleration, redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  The obligations of each Guarantor under a Guarantee are independent of the obligations Guaranteed by such Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in the Indenture, against a Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 8, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

                  Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, for the purposes of the amounts due under the Guarantees, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  SECTION 8.02 Severability. Whenever possible, each provision of any Guarantee shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of such Guarantee shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of such Guarantee being prohibited or invalid.

                  SECTION 8.03 Future Subsidiaries. If (a) the Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) acquires or forms a wholly-owned domestic Subsidiary or (b) the Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) acquires or forms any domestic Subsidiary and such Subsidiary guarantees any Debt of the Parent other than the Guarantees of the Securities, the Parent will cause any such Subsidiary to (i) execute and deliver to the Trustee any amendment or supplement to this Agreement in accordance with the provisions of Article 6 hereof pursuant to which such Subsidiary shall guarantee all of the obligations on the Securities (whether for principal, cash interest, and interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law), if any, and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior unsecured basis and (ii) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such Subsidiary and is in compliance with the terms of this Agreement. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Subsidiary under their respective Guarantees shall become joint and several and each reference to the "Guarantor" in this Agreement and the Securities shall, be deemed to refer to all Guarantors, including such Subsidiary.

                  SECTION 8.04 Priority of Guarantees. The Guarantee issued by any Guarantor shall be unsecured senior obligations of such Guarantor, ranking pari passu with all other existing and future senior unsecured indebtedness of such Guarantor, if any.

                  SECTION 8.05 Limitation of Guarantors' Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

                  SECTION 8.06 Subrogation. Each of the Guarantors hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of its obligations under the Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any Guarantor or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or a Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Guarantor in violation of the preceding sentence and the principal of and accrued interest on the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of and accrued interest on the Securities.

                  SECTION 8.07 Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 8.01 shall continue to be effective or be reinstated, as the case may be, (a) if at any time, payment, or any part thereof, of any Guaranteed Obligations is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy, insolvency, dissolution or liquidation of the Company or any Guarantor, including, without limitation, upon or as a result of the appointment of a receiver or trustee or similar officer of the Company or the Guarantor or a substantial part of their respective property, all as if such payments had not been made, and (b) at any time any Guarantor (and each Person who becomes a Guarantor) guarantees any indebtedness or obligations of the Company.

                  SECTION 8.08 Release of the Guarantor. Concurrently with the discharge of the Securities under Section 8.01 of the Indenture, each Guarantor shall be released from all its obligations under its Guarantee under this Article Eight.

                  So long as no Default exists or with notice or lapse of time or both, would exist, the Guarantee issued by any Guarantor (other than the Parent) shall be automatically and unconditionally released and discharged upon
(a) any sale, exchange or transfer to any Person that is not an Affiliate of the Company of all of the Capital Stock of such Guarantor owned by the Company, which transaction is otherwise in compliance with the Indenture or this Agreement or (b) any release or discharge of all guarantees by such Guarantor of any Debt of the Company other than the Guarantees of the Securities.

                  SECTION 8.09 Guaranteed Obligations Unaffected. No payment or payments made by any other Guarantor or by any other Person, or received or collected by any of the Holders from any other Guarantor or from any other Person by virtue of any action or proceeding or any appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, not withstanding any such payments, remain liable for the Guaranteed Obligations, subject to Section 8.07, until this Guarantee shall have terminated pursuant to Section 8.08 hereof. Without limiting the foregoing, nothing contained in the Guarantee will restrict the right of the Trustee or the Holders to take any action to declare the Guarantee to be due and payable prior to the maturity of any Securities pursuant to Section 6.01 of the Indenture or to pursue any rights or remedies hereunder or thereunder.

                  SECTION 8.10 Enforcement of Guaranteed Obligations. Upon the occurrence and during the continuance of an Event of Default (as defined in the Indenture), then and in any such event all or any part of the Guaranteed Obligations shall automatically become (in the case of an Event of Default described in Section 6.01(6) or (7) of the Indenture) and may, at the option of the Holders as provided in the Indenture (in the case of any Event of Default described in Section 6.01 other than those described in Sections 6.01(6) or (7) of the Indenture) and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  SECTION 8.11 Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

                                    ARTICLE 9

                                  MISCELLANEOUS

                  SECTION 9.01 Trust Indenture Act Controls. If any provision of this Agreement limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 9.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or delivery by courier guaranteeing overnight delivery or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

                  if to the Parent:

                           America West Holdings Corporation
                           111 West Rio Salado Parkway
                           Tempe, AZ 85281
                           Attention:
                           Facsimile: (480)

                  with a copy of any notice given pursuant to Article 6 to:

                           Cooley Godward LLP
                           One Maritime Plaza
                           San Francisco, CA 94111
                           Attention: Samuel M. Livermore
                           Telephone: (415) 693-2113
                           Facsimile: (415) 951-3699

                  if to the Trustee:

                           U.S. Bank National Association
                           180 East Fifth Street
                           St. Paul, Minnesota 55101
                           Attention: Corporate Trust Services
                           Telephone: (651) 244-8677
                           Facsimile: (651) 244-0711

                           Provided that effective August 11, 2003, the address for the Trustee will be:

                           U.S. Bank National Association
                           60 Livingston Avenue
                           St. Paul, MN 55107-2292
                           Phone (651) 495-3913
                           Fax (651) 495-8097

                  The Guarantor or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. In lieu of mailing any notice directly to the Holders pursuant to any provision hereof, if so directed by the Parent in writing, the Trustee or the Exchange Agent shall mail such notice, subject to compliance by the Parent with Section 2.05.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Parent or any other Guarantor mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Exchange Agent or co-registrar.

                  SECTION 9.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Agreement. The Parent, any other Guarantor, the Company, Trustee, the Registrar, the Paying Agent, the Exchange Agent and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 9.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Parent, any other Guarantor to the Trustee to take any action under this Indenture, the Parent or such Guarantor, as the case may be, shall furnish to the Trustee if reasonably requested:

                  (1) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 9.05 Statements Required in Certificate or Opinion. Each Officer's Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Agreement shall include to the extent required by the Trustee:

                  (1) a statement that such person making such Officer's Certificate or Opinion of Counsel has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

                  (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  SECTION 9.06 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 9.07 Holder's Rights and Obligations. Each Holder, by acquisition of the Securities, agrees to be bound by the terms of this Agreement. This Agreement shall inure to the benefit of and be binding upon each Holder of Securities.

                  SECTION 9.08 Rules by Trustee, Paying Agent, Exchange Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Exchange Agent and the Paying Agent may make reasonable rules for their functions.

                  SECTION 9.09 Calculations. The calculation of the Purchase Price, Change of Control Purchase Price, Exchange Rate, Market Price, Sale Price of the Common Stock and each other calculation to be made hereunder shall be the obligation of the Parent. All calculations made by the Parent as contemplated pursuant to this Section 9.08 shall be final and binding on the Parent and the Holders absent manifest error. The Trustee, Paying Agent and Exchange Agent shall not be obligated to recalculate, recompute or confirm any such calculations.

                  SECTION 9.10 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS AGREEMENT.

                  SECTION 9.11 No Recourse Against Others. A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Parent shall not have any liability for any obligations of the Parent under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 9.12 Successors. All agreements of the Parent and each other Guarantor in this Agreement shall bind their respective successors. All agreements of the Trustee in this Agreement shall bind its successor.

                  SECTION 9.13 Multiple Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One originally signed copy is enough to prove this Indenture.

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Agreement on behalf of the respective parties hereto as of the date first above written.

                                        AMERICA WEST HOLDINGS CORPORATION

                                        By: /s/ Derek J. Kerr
                                            -----------------------------------
                                            Name: Derek J. Kerr
                                            Title: Chief Financial Officer

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By: /s/ Richard H. Prokosch
                                            ------------------------------------
                                            Name: Richard H. Prokosch
                                            Title: Vice President